Exhibit 2.1

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of October 6, 2026, is entered into by and among Robseek Intelligence Inc., a Cayman Islands exempted company (the “Company”), Robseek Limited, a business company incorporated under the Laws of the British Virgin Islands (the “Principal Shareholder”), Meng Tang, an individual, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the Principal Shareholder (the “Principal Shareholder’s Representative”), QuasarEdge Acquisition Corporation, a Cayman Islands exempted company (the “Parent”), Robseek Inc., a Cayman Islands exempted company (the “Purchaser”), and QRED Merger Sub Ltd., a Cayman Islands exempted company (the “Merger Sub”).

W I T N E S S E T H:

WHEREAS, the parties entered into that certain Agreement and Plan of Merger, dated as of June 9, 2026 (the “Merger Agreement”);

WHEREAS, pursuant to Section 14.2(a) of the Merger Agreement, the Merger Agreement may be amended by a writing signed by each of the Purchaser Parties, the Company, the Principal Shareholder’s Representative and the Principal Shareholder; and

WHEREAS, the parties desire to amend the Merger Agreement as set forth herein to (i) eliminate the Class A/Class B ordinary share structure of the Purchaser and provide for a single class of Purchaser Ordinary Shares and (ii) correct certain errors in, and make certain clarifying and conforming changes to, the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Merger Agreement.

(a) Section 1.46 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Parent Right” means the issued and outstanding rights of Parent, each such right entitling the holder thereof to receive one-fourth (1/4) of one Parent Ordinary Share upon the consummation of an initial business combination.

(b) Section 1.48 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Parent Unit” means each outstanding unit consisting of one Parent Ordinary Share and one Parent Right.

(c) Sections 1.52 and 1.53 of the Merger Agreement are hereby deleted in their entirety and replaced with “[Reserved].”

(d) Section 1.54 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Purchaser Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Purchaser, each being entitled to one (1) vote, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

(e) Section 1.56 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Purchaser Rights” means the rights of Purchaser, every four (4) such rights are convertible into one Purchaser Ordinary Share.

2. Conforming Amendments.

Except as otherwise expressly set forth in Section 1 or Section 3 of this Amendment, each reference in the Merger Agreement to a “Purchaser Class A Ordinary Share” or “Purchaser Class A Ordinary Shares” is hereby replaced with “Purchaser Ordinary Share” or “Purchaser Ordinary Shares,” as applicable.

3. Amendment to Section 2.6

Section 2.6(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

(c) Parent Rights. At the SPAC Merger Effective Time, every issued and outstanding Parent Right immediately prior to the SPAC Merger Effective Time shall be converted automatically into one Purchaser Right. At the SPAC Merger Effective Time, all Parent Rights shall cease to be outstanding and shall automatically be converted and shall cease to exist. The holders of certificates previously evidencing Parent Rights outstanding immediately prior to the SPAC Merger Effective Time shall cease to have any rights with respect to such Parent Rights, except as provided herein or by Law. At the Closing, all Purchaser Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of Purchaser Rights instead will receive one-fourth (1/4) of one Purchaser Ordinary Share in exchange for the cancellation of each Purchaser Right; provided that no fractional shares will be issued and all fractional shares will be rounded down to the nearest whole share. Upon surrender of each certificate (if any) previously evidencing Parent Rights, such certificate shall be exchanged for a certificate representing the applicable number of Purchaser Ordinary Shares and the register of members of the SPAC Surviving Company shall be updated accordingly.

4. Amendment to Section 4.1 (a)

The Shareholders Allocation Schedule as specified on Schedule 4.1(a) attached to the Merger Agreement is hereby amended and restated in its entirety and as amended and restated is set forth as Schedule 4.1(a) to this Amendment.

5. Amendment to Section 4.2 (a)

The Closing Payment Shares Schedule as specified on Schedule 4.2(a) attached to the Merger Agreement is hereby amended and restated in its entirety and as amended and restated is set forth as Schedule 4.2(a) to this Amendment.

6. Amendment to Sections 5.5

5.5 Capital Structure. The authorized share capital of the Company is $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each, of which 100 ordinary shares of a par value of $0.0001 each is issued and outstanding as of the date hereof. As of the date of this Agreement, (i) no Company Shares are held as treasury shares, (ii) all of the issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid and non-assessable, and, except as set forth in the Company’s Organizational Documents, are not subject to any preemptive rights or have been issued in violation of any preemptive or similar rights of any Person, and (iii) all of the issued and outstanding Company Shares are owned legally and of record by the Persons set forth on Schedule 5.5(a). The only Company Shares that will be issued and outstanding immediately after the Closing will be the Company Shares owned by the SPAC Surviving Company. As of the date of this Agreement, no other class in the share capital of the Company is authorized or issued or outstanding.

7. Amendment to Section 8.5.

Section 8.5 of the Merger Agreement is hereby amended and restated in its entirety as follows:

8.5 Lock-Up Agreement. The Lock-Up Agreement shall include, among other provisions, restrictions on transfer of the Purchaser Ordinary Shares issued in connection with the Acquisition Merger hereunder, pursuant to which the Company’s shareholders as set forth on Schedule 1.17 will be locked up until the earlier of (i) one hundred eighty (180) days after the Closing, and (ii) the date the closing price of Purchaser Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after the Closing commencing at least ninety (90) days after the Closing. The Lock-Up Agreement shall also provide for customary exceptions for private transfers and estate planning transactions; provided, that no public market sales shall be permitted prior to the expiration or earlier release of such lock-up restrictions.

8. Effect of Amendment.

From and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Merger Agreement as amended by this Amendment. In the event of any conflict between the terms of this Amendment and the Merger Agreement, the terms of this Amendment shall control.

9. No Other Amendment.

Except as expressly amended by this Amendment, all terms and provisions of the Merger Agreement shall remain unchanged and in full force and effect.

10. Miscellaneous.

The provisions of Article XIV of the Merger Agreement are incorporated herein by reference and shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

[The remainder of this page is intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Parent:

QuasarEdge Acquisition Corporation

By:	/s/ Qi Gong
	Name:	Qi Gong
	Title:	Authorized Signatory

Purchaser:

Robseek Inc.

By:	/s/ Qi Gong
	Name:	Qi Gong
	Title:	Authorized Signatory

Merger Sub:

QRED Merger Sub Ltd.

By:	/s/ Qi Gong
	Name:	Qi Gong
	Title:	Authorized Signatory

[Signature Page to the First Amendment to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Company:

Robseek Intelligence Inc.

By:	/s/ Meng Tang
	Name:	Meng Tang
	Title:	Authorized Signatory

Principal Shareholder:

ROBSEEK LIMITED

By:	/s/ Meng Tang
	Name:	Meng Tang
	Title:	Authorized Signatory

Principal Shareholder’s Representative

Meng Tang

By:	/s/ Meng Tang
Meng Tang

[Signature Page to the First Amendment to Agreement and Plan of Merger]

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